Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO
RULE 15d-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the quarterly report of Verso Paper Holdings LLC (the “Company”) for the quarterly period ended September 30, 2008 (the “Report”), I, Robert Mundy, certify that:

(1) (2)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 13, 2008

/s/ Robert P. Mundy
Robert P. Mundy Senior Vice President and Chief Financial Officer